UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange act of 1934

Date of report (date of earliest event reported): June 3, 2014

RECEPTOS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35900	26-4190792
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

10835 Road to the Cure, Suite 205

San Diego, California 92121

(858) 652-5700

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 3, 2014, Receptos, Inc. (the “Company”) held its 2014 Annual Meeting of Stockholders. Two proposals were voted on at the meeting: (1) the election of each of Faheem Hasnain, Erle T. Mast and Mary Lynne Hedley as Class I directors to serve until the 2017 Annual Meeting of Stockholders; and (2) the ratification of the selection by the Audit Committee of the Board of Directors of the Company of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2014.

Only stockholders of record as of the close of business on April 7, 2014 were entitled to vote at the 2014 Annual Meeting. As of April 7, 2014, there were 22,169,312 shares of common stock of the Company outstanding and entitled to vote at the 2014 Annual Meeting. At the 2014 Annual Meeting, 20,063,959 shares of common stock of the Company were represented, in person or by proxy, constituting a quorum for the meeting.

The votes with respect to each of the proposals are set forth below.

Election of Three Class I Directors to Serve until the 2017 Annual Meeting:

Name of Director Nominees	For	Withheld	Broker Non-Votes
Faheem Hasnain	15,846,236	3,325,995	891,728
Erle T. Mast	17,793,854	1,378,377	891,728
Mary Lynne Hedley, Ph.D.	19,170,924	1,307	891,728

Ratification of the Selection of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for the Year Ending December 31, 2014:

For	Against	Abstain	Broker Non-Votes
18,886,138	1,176,854	967	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 4, 2014	RECEPTOS, INC.

	By:	/s/ Christian Waage
Christian Waage
Senior Vice President & General Counsel